Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in this Amendment No. 3 to this Registration Statement on Form 10 of AmREIT Monthly Income and Growth Fund IV, L.P. of our report dated November 14, 2008, with respect to the Historical Summaries of Gross Income and Direct Operating Expenses for Woodlake Square, Westheimer Gessner and Village on the Green Retail Centers for the year ended December 31, 2007 as filed with the Securities and Exchange Commission.
/s/ PANNELL KERR FORSTER OF TEXAS, P.C.
Houston, Texas
November 14, 2008